Filed Pursuant to Rule 433

Dated March 25, 2008

Registration Statement No. 333-120453

Dear Shareholder,

The prospectus for the MCDirect Shares direct stock purchase plan is being updated. A copy of the updated plan prospectus will be made available on our website at www.investor.mcdonalds.com after March 28, 2008. We encourage you to review the updated prospectus when available. Should you have any questions, please call the Plan Administrator at 1-800-621-7825 or 1-312-588-4110 for the hearing impaired.

We thank you for your continued interest and support of our company.

Sincerely,

McDonald’s Corporation

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Plan Administrator will arrange to send you the prospectus if you request it by visiting www.computershare.com/mcdonalds or by calling 1-800-621-7825 or 1-312-588-4110 for the hearing impaired.